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                                                                     Exhibit 4.3


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NOTICE OF GRANT OF STOCK OPTIONS                  SUPERCONDUCTOR TECHNOLOGIES
AND OPTION AGREEMENT                              ID: 77-0153076
                                                  460 Ward Dr., Suite F
                                                  Santa Barbara, CA 93111-2310

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(NAME)                                            OPTION NUMBER:
(STREET ADDRESS)                                  PLAN:            88
(CITY, STATE, ZIP                                 ID:
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Effective ___________, you have been granted a(n) (Incentive/Nonstatutory) Stock
Option to buy _______ shares of Superconductor Technologies (the Company) stock at $______ per share.

The total option price of the shares granted is $________.

Shares in each period will become fully vested on the date shown.


     Shares              Vest Type          Full Vest         Expiration
     ------              ---------          ---------         ----------

     (Number)           (Schedule)            (Date)            (Date)










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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Superconductor Technologies                            Date


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(Optionee Name)                                        Date

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                                CONSENT OF SPOUSE

        The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                       -----------------------------------------
                                        Spouse of Optionee


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                        SUPERCONDUCTOR TECHNOLOGIES INC.

                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.


II.     AGREEMENT

        A. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the attached Notice of Grant attached as part of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

               If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code.

        B.     Exercise of Option.

               (1) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

               (2)    Termination Period:

        This Option may be exercised for three months after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided on attached Notice of Grant.

               (3) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

               No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.


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        C.     Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

               (1)    cash; or

               (2)    check; or

               (3) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

               (4) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

               (5) delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit D, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit C. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

        D. Non-Transferability of Option. Unless determined otherwise by the Administrator, an Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        E. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        F. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

        G. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (1)    Exercising the Option.

                      (a) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.


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                      (b)    Incentive Stock Option ("ISO"). If this Option
qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

               (2)    Disposition of Shares.

                      (a) NSO. If the Optionee holds NSO Shares for at least one year after exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                      (b) ISO. If the Optionee holds ISO Shares for at least one year after exercise or two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. With recent tax law changes, please consult your tax adviser for more information on holding periods and tax rates. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the FAIR MARKET VALUE OF THE SHARES ACQUIRED ON THE DATE OF EXERCISE and the aggregate Exercise Price, or (B) the difference between the SALE PRICE of such Shares and the aggregate Exercise Price.

               (3) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.







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                                    EXHIBIT A

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN

                                 EXERCISE NOTICE



        1. Exercise of Option. Effective as of today, ___________, 199__, the undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Superconductor Technologies Inc. (the "Company") under and pursuant to the Company's Amended and Restated 1988 Stock Option Plan (the "Plan") and the Stock Option Agreement dated __________ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                           Accepted by:

PURCHASER:                              SUPERCONDUCTOR TECHNOLOGIES INC.


___________________________             By: __________________________
Signature

___________________________             Its: _________________________
Print Name


Address:                                Address:

___________________________             460 Ward Drive, Suite F
                                        Santa Barbara, CA  93111-2310
___________________________




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